UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2018

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

On August 1, 2018, First Hawaiian, Inc. (the “Company”), filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that, among other events, on August 1, 2018, the Board of Directors of the Company (the “Board”) appointed Faye Kurren and Jenai Wall as directors of the Company.  At the time of the Original Form 8-K, the Company reported that the committees on which Mses. Kurren and Wall would serve had not yet been determined.  This Form 8-K/A amends the Original Form 8-K to report the committees to which Mses. Wall and Kurren were appointed on October 24, 2018.

Item 5.02                      Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On October 24, 2018, the Board appointed Ms. Faye W. Kurren to serve on the Board’s Audit Committee and Corporate Governance and Nominating Committee.  Also on October 24, 2018, the Board appointed Ms. Jenai S. Wall to serve on the Board’s Compensation Committee and Risk Committee. Each such committe appointment is effective October 24, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: October 24, 2018	By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison

	Title:	Chairman of the Board and Chief Executive Officer